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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         January 4, 2001
                                                --------------------------------


                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)


         Pennsylvania                    1-6300                 23-6216339
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(State or Other Jurisdiction         (Commission                 (IRS Employer
     of Incorporation)               File Number)            Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania  19102
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
                                                    ----------------------------


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

         Pennsylvania Real Estate Investment Trust issued a press release on January 4, 2001 announcing that it had completed the refinancing of its line of credit with a new $250 million combined revolving credit and construction finance facility led by Wells Fargo Bank National Association. A copy of the press release is filed as Exhibit 99.1 and incorporated into this report by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

Exhibit No.   Description
-----------   -----------
10.67         Credit Agreement, dated as of December 28, 2000, among PREIT
              Associates, L.P., the Trust, each Subsidiary Borrower (as defined therein) and the lending institution named therein.

10.68         Form of Revolving Note, dated December 28, 2000.

10.69         Swingline Note, dated December 28, 2000.

10.70 Guaranty, dated as of December 28, 2000, executed by the Trust and certain direct or indirect subsidiaries of the Trust.

99.1          Press Release dated January 4, 2001.





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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date:  January 5, 2001                 By: /s/ Jonathan B. Weller
                                          --------------------------------------
                                          Jonathan B. Weller
                                          President and Chief Operating Officer



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                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------
10.67            Credit Agreement, dated as of December 28, 2000, among PREIT
                 Associates, L.P., the Trust, each Subsidiary Borrower (as defined therein) and the lending institution named therein.

10.68            Form of Revolving Note, dated December 28, 2000.

10.69            Swingline Note, dated December 28, 2000.

10.70 Guaranty, dated as of December 28, 2000, executed by the Trust and certain direct or indirect subsidiaries of the Trust.

99.1             Press Release dated January 4, 2001.








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